Exhibit 99.2(h)

                            UNDERWRITING AGREEMENT


         THIS AGREEMENT is made as of November __, 2003 by and between PFPC DISTRIBUTORS, INC., a Massachusetts corporation ("PFPC Distributors"), and ASA MANAGED FUTURES FUND LLC, an Illinois limited liability company (the "Fund").

                             W I T N E S S E T H:

         WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is registering $50,000,000 of its limited liability interests (the "Interests") under the Securities Act of 1933, as amended (the "1933 Act"), to be offered for sale in a public offering in accordance with the terms and conditions set forth in the Prospectus and Statement of Additional Information included in the Fund's Registration Statement filed with the Securities and Exchange Commission (the "SEC") on Form N-2, as amended from time to time (the "Registration Statement"); and

         WHEREAS, the Fund wishes to retain PFPC Distributors to serve as distributor for the Fund to provide for the sale and distribution of the Interests and for any additional Interests which may become registered during the term of this Agreement, and PFPC Distributors wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions.  As Used in this Agreement:

         (a) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority



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                  may be limited by setting forth such limitation in
                  a written document signed by both parties hereto.

         (b)      "NASD" means the National Association of Securities
                  Dealers, Inc.

         (c) "Oral Instructions" mean oral instructions received by PFPC Distributors from an Authorized Person or from a person reasonably believed by PFPC Distributors to be an Authorized Person. PFPC Distributors may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (d) "Securities Laws" mean the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act.

         (e) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC Distributors or
                  (ii) trade instructions transmitted (and received by PFPC Distributors) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC Distributors to serve as the distributor of its Interests in accordance with the terms set forth in this Agreement. PFPC Distributors accepts such appointment and agrees to furnish such services. The Fund agrees from and after the date of this Agreement that it will not, without the consent of PFPC Distributors, sell or agree to sell any Interests otherwise than through PFPC Distributors, except that the Fund may issue Interests in connection with the reinvestment of distributions made by the Fund. The Fund understands that PFPC Distributors is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the




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         "Investment Entities"), including Investment Entities having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that PFPC Distributors' duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.

3.       Delivery of Documents.

         (a) The Fund has provided or, where applicable, will provide PFPC Distributors with the following:

               (i) At PFPC Distributors' request, certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PFPC Distributors or its affiliates to provide services to the Fund and approving this Agreement;

               (ii) A copy of the Fund's most recent effective Registration Statement;

               (iii) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund;

               (iv) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized;

                (v) Audited annual statements and unaudited semi-annual statements of the Fund's books and accounts prepared by the Fund;

               (vi)   Monthly itemized list of the securities in the Fund;

               (vii) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing; and

              (viii) Such other additional information as PFPC Distributors may reasonably request.

         (b) The Fund agrees to advise PFPC Distributors as soon as reasonably practical by a notice in writing delivered to PFPC Distributors:

               (i) of any request by the SEC for amendments to the Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

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               (ii)   in the event of the issuance by the SEC of any stop
                      order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

               (iii) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

               (iv) of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

               For purposes of this paragraph, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

4. Compliance with Rules and Regulations. PFPC Distributors warrants that it and its employees and agents shall comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities or self-regulatory organizations having jurisdiction with respect to the duties to be performed by PFPC Distributors hereunder, including the NASD. Except as specifically set forth herein, PFPC Distributors assumes no responsibility for such compliance by the Fund or any other entity.

5.       Instructions.

         (a) Unless otherwise provided in this Agreement, PFPC Distributors shall act only upon Oral Instructions or Written Instructions.

         (b) PFPC Distributors shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC Distributors to be an Authorized Person) pursuant to this



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                  Agreement. PFPC Distributors may assume that any Oral
                  Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's Interestholders, unless and until PFPC Distributors receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to PFPC Distributors Written Instructions confirming Oral Instructions so that PFPC Distributors receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Distributors or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Distributors' ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Distributors shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions; provided that PFPC Distributors' actions comply with the other provisions of this Agreement.

6.       Right to Receive Advice.

         (a) Advice of the Fund. If PFPC Distributors is in doubt as to any action it should or should not take, PFPC Distributors may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

         (b) Advice of Counsel. If PFPC Distributors shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Distributors may request advice from counsel of its own choosing (who may be counsel for the

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                  Fund, the Fund's investment adviser or PFPC Distributors, at the option of PFPC Distributors).

         (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Distributors receives from the Fund, and the advice it receives from counsel, PFPC Distributors may rely upon and follow the advice of counsel.

         (d) Protection of PFPC Distributors. PFPC Distributors shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Distributors believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Distributors (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Distributors' properly taking or not taking such action.

7. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC Distributors, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC Distributors' normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Distributors to the Fund or to an


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         Authorized Person, at the Fund's expense.

8.       Confidentiality.

         (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Distributors, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC Distributors a competitive advantage over its competitors;
                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party


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

                  pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);
                  (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

         (b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

9. Compensation. PFPC Distributors shall not be entitled to any compensation from the Fund with respect to the services that it shall provide hereunder. To the extent that PFPC Distributors enters into investor servicing agreements with financial intermediaries, the Fund shall reimburse PFPC Distributors for payments made to such intermediaries up to an amount equal to 0.60% (on an annualized basis) of the aggregate value of outstanding Interests. The Fund acknowledges that PFPC Distributors may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

10.      Indemnification.


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

         (a) The Fund agrees to indemnify and hold harmless PFPC Distributors and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC Distributors takes in connection with the provision of services to the Fund. Neither PFPC Distributors, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC Distributors' or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         (b) The Fund agrees to indemnify and hold harmless PFPC Distributors, its officers, directors, and employees, and any person who controls PFPC Distributors within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which PFPC Distributors, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein



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

                  not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by PFPC Distributors or its affiliated persons for use in the Fund's Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which PFPC Distributors, its officers and directors, or such controlling person, may incur in connection with this Agreement or PFPC Distributors' performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus or necessary to make the statements in either thereof not misleading), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of PFPC Distributors' willful misfeasance, bad faith or gross negligence in the performance of PFPC Distributors' duties hereunder. The Fund acknowledges and agrees that in the event that PFPC Distributors is required to give indemnification comparable to that set forth in this paragraph to any registered investment adviser recommending the purchase of Interests by its clients, broker-dealer selling Interests of the Fund or servicing agent servicing the Interestholders



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

                  of the Fund and such entity shall make a claim for indemnification against PFPC Distributors, PFPC Distributors shall make a similar claim for indemnification against the Fund.

         (c) PFPC Distributors agrees to indemnify and hold harmless the Fund, its several officers and Board Members and each person, if any, who controls a Portfolio within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers, Board Members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Interests by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by PFPC Distributors or its affiliated persons (as defined in the 1940 Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

         (d) In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the

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                  Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification
                  Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified
                  Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified
                  Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. The Fund agrees promptly to notify
                  PFPC Distributors of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Interests. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

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

11.      Responsibility of PFPC Distributors.

         (a) PFPC Distributors shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC Distributors and the Fund in a written amendment hereto. PFPC Distributors shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC Distributors shall be liable only for any damages arising out of PFPC Distributors' failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Distributors' willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Distributors shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Distributors' control, provided that PFPC Distributors has acted in accordance with the standard set forth in Section 11(a) above; and (ii) PFPC Distributors shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Distributors reasonably believes to be genuine.

         (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Distributors nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Distributors or its affiliates.


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

         (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

12.      Duties and Obligations of the Fund.

         (a) The Fund represents to PFPC Distributors that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to the Interests have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by PFPC Distributors or any affiliate of PFPC Distributors expressly for use in the Registration Statement, the Fund represents and warrants to PFPC Distributors that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Interests. PFPC Distributors may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the PFPC Distributors' counsel, be necessary or advisable. PFPC Distributors shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or



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                  advisability of amending or supplementing such Registration
                  Statement. If the Fund shall not respond to PFPC Distributor's proposal of such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from PFPC Distributors to do so, PFPC Distributors may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving PFPC Distributors reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes PFPC Distributors to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Interests.

         (b) The Fund represents and warrants to PFPC Distributors that the Fund is an investment company registered under the 1940 Act and the Interests sold by the Fund are, and will be, registered under the 1933 Act.

         (c) The net asset value of the Interests shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Interests, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Interests shall be calculated by the Fund or by another entity on behalf of the Fund. PFPC Distributors shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Interest as calculated.


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


         (d) Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, the Interests until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund advises PFPC Distributors promptly of such determination.

         (e) The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Interests for sale in such states as PFPC Distributors may designate. The Fund shall notify PFPC Distributors in writing of the states in which the Interests may be sold and shall notify PFPC Distributors in writing of any changes to the information contained in the previous notification. PFPC Distributors agrees that it will forward such information to any financial intermediaries selling Interests in the Fund.

13.      Duties and Obligations of PFPC Distributors.

         (a) PFPC Distributors agrees to use its best efforts to sell Interests through financial intermediaries. It is understood that PFPC Distributors does not undertake to sell all or any specific number or amount of Interests. The Fund acknowledges that PFPC Distributors will not make offers or sales of Interests directly to Investors.

         (b) PFPC Distributors will act as agent on behalf of the Fund for the distribution of the Interests covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below and as follows: (i) preparation and execution of sales or servicing agreements,
                  (ii) preparation of quarterly reports to the Board with respect to the Investor Servicing Fee, (iii) literature review, recommendations and submission to the NASD.

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

         (c) PFPC Distributors agrees to use efforts deemed appropriate by PFPC Distributors to solicit orders for the sale of the Interests and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation, provided, however, that PFPC Distributors agrees that it will not make offers or sales of Interests except in the manner set forth in the Prospectus. To the extent that PFPC Distributors receives investor servicing fees under any plan adopted by the Fund, PFPC Distributors agrees to enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant Interestholders of the Fund as may be required pursuant to such plan. It is contemplated that PFPC Distributors will enter into agreements with broker-dealers, registered investment advisers or other financial intermediaries that will recommend the purchase of interests to its clients. PFPC Distributors will require each financial intermediary with whom PFPC Distributors has an agreement to conform to the applicable provisions of the Prospectus, including the requirement that no sale of Interests to any one investor will be for less than the minimum amounts as may be specified in the Prospectus.

         (d) PFPC Distributors shall not utilize any materials in connection with the sale or offering of Interests except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish PFPC Distributors with sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of Interests, in adequate time for PFPC Distributors to file and clear such materials with the proper authorities before they are put in use. PFPC Distributors and the Fund may agree that any


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

                  such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by PFPC Distributors.

         (e) PFPC Distributors will transmit any orders received by it for purchase of the Interests to the transfer agent for the Fund. PFPC Distributors will have no liability for payment for the purchase of Interests sold pursuant to this Agreement.

         (f) No Interests shall be offered by either PFPC Distributors or the Fund under any of the provisions of this Agreement and no orders for the purchase of Interests hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

         (g) It is understood that the Fund intends to admit as members of the Fund only "qualified clients" as such term is defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended. The Fund acknowledges and agrees PFPC Distributors shall have no responsibility for determining whether any purchaser of Interests is a "qualified client."

14. Duration and Termination. This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Directors, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, or by PFPC Distributors. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFPC Distributors, will be borne by the Fund.

15. Notices. Notices shall be addressed (a) if to PFPC Distributors, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention:
         President; (b) if to the Fund, at 817 West Peachtree Street, N.W., Suite 400, Atlanta, Georgia 30308, Attention: Kenneth E. Banwart or
         (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

16. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

19.      Miscellaneous.

         (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

         (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC Distributors hereunder without the prior written approval of PFPC Distributors, which approval shall not be unreasonably withheld or delayed.

         (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this

                  Agreement shall not be affected thereby.

         (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (g) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC Distributors hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC Distributors disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                PFPC DISTRIBUTORS, INC.


                                                By:

                                                Title:




                                                ASA MANAGED FUTURES FUND LLC


                                                By:

                                                Title:



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